UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2021

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-01196	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas

New York, NY 10105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 969-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

On July 8, 2021, AB Private Credit Investors Corporation (the “Fund”) entered into that certain Joinder and Third Amendment to Revolving Credit Agreement (the “Joinder”), with HSBC Bank USA, National Association (“HSBC”) as administrative agent (the “Administrative Agent”) and a lender, and each of the parties listed thereto, pursuant to which the Fund became party to a subscription financing facility (the “Credit Facility”) evidenced by that certain Revolving Credit Agreement, dated as of June 14, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among AB-Abbott Private Equity Investors 2019 (Delaware) Fund L.P., as initial borrower (together with any other borrower which becomes a party thereto, each, a “Borrower” and collectively, the “Borrowers”), AB-Abbott Private Equity Investors G.P. L.P., as initial general partner, the banks and financial institutions from time to time party thereto as lenders, and HSBC as Administrative Agent. In connection with the Credit Facility, the Fund also entered into the Loan Documents (as defined in the Credit Agreement).

The Fund Group Facility Sublimit (as defined in the Credit Agreement) applicable to the Fund under the Credit Facility is $50 million. The Fund Group Facility Sublimits of the borrowers can be reallocated among the various Fund Groups (as defined in the Credit Agreement) up to an overall maximum principal amount (the “Maximum Commitment”), which is currently $120 million and which may be increased upon request of the Borrowers to an amount agreed upon by the Borrowers and the Administrative Agent. So long as no request for borrowing is outstanding, the Borrowers of a Fund Group may terminate the Lenders’ commitments (the “Commitments”) or reduce the Maximum Commitment by giving prior irrevocable written notice to the Administrative Agent.

Borrowings under the Credit Facility bear interest at a rate per annum equal to (i) with respect to LIBOR Rate Loans, Adjusted LIBOR (as defined in the Credit Agreement) for the applicable Interest Period (as defined in the Credit Agreement); and (ii) with respect to Reference Rate Loans (as defined in the Credit Agreement), the Reference Rate (as defined in the Credit Agreement) in effect from day to day. The Fund will also pay an unused commitment fee.

The Credit Facility will mature on June 10, 2022, subject to earlier termination with respect to any applicable Fund Group following an Event of Default (as defined in the Credit Agreement), termination by the applicable Borrowers or expiration of the ability to call capital commitments.

Subject to certain terms and conditions, the Fund’s obligations under the Credit Facility are secured by a first priority, exclusive, perfected security interest and lien in and on all of the Fund’s right, title and interest, in, to and under (i) all of the Fund’s rights, titles, interests and privileges in and to the Capital Commitments, and the Capital Contributions (as defined in the Credit Agreement) made by the Investors (as defined in the Credit Agreement), and all other rights, titles, interests, powers and privileges related to, appurtenant to or arising out of the Capital Commitments; (ii) all of the Fund’s rights, titles, interests, remedies, and privileges under its Constituent Documents (as defined in the Credit Agreement) (a) to issue and enforce Capital Calls (as defined in the Credit Agreement) and Pending Capital Calls (as defined in the Credit Agreement), (b) to receive and enforce Capital Contributions and (c) relating to Capital Calls, Pending Capital Calls, Capital Commitments or Capital Contributions; and (iii) all proceeds of any and all of the foregoing.

The Credit Facility contains customary covenants and events of default (with customary cure and notice provisions). The terms of the Credit Facility are applicable severally and not jointly to the various Fund Groups, including for the avoidance of doubt, the Fund, such that the representations, warranties, covenants, obligations and indemnities of each Fund Group are applicable only against that Fund Group, and the assets of the Fund that are subject to the Credit Facility are not cross-collateralized with the security interests of the other Borrowers under the Credit Facility.

The foregoing descriptions of the Joinder and Credit Agreement do not purport to be complete in scope and are qualified in their entirety by the full text of the Joinder and the Credit Agreement, copies of which are filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated into this Current Report on Form 8-K by reference.

Item 1.02    Termination of a Material Definitive Agreement.

Effective July 8, 2021, that certain Revolving Credit Agreement (the “Prior Credit Agreement”) with HSBC, as the administrative agent and a lender, and each of the Banks a party thereto, dated as of November 15, 2017, was terminated, all outstanding loans thereunder repaid and all obligations thereunder released and terminated. The Prior Credit Agreement had an initial maximum commitment of $30 million which was increased by the Fund to $50 million on January 31, 2019 and an initial maturity date of November 13, 2020 which was extended by the Fund to November 9, 2021.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Joinder and Third Amendment to Revolving Credit Agreement, dated as of July 8, 2021, by and among each of the parties listed on Schedule I thereto as “Borrower” and a “General Partner” and HSBC Bank USA, National Association.

10.2	Revolving Credit Agreement, dated as of June 14, 2019, by and among AB-Abbott Private Equity Investors 2019 (Delaware) Fund L.P., as initial borrower, AB-Abbott Private Equity Investors G.P. L.P. as initial general partner, the banks and financial institutions from time to time party thereto as lenders and HSBC as the administrative agent for the secured parties (as amended, restated, supplemented or otherwise modified from time to time).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2021	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Wesley Raper
Wesley Raper
Chief Financial Officer and Treasurer